Exhibit 4.5

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Sprott Physical Copper Trust (the “Trust” or “COP”)

Royal Bank Plaza, South Tower

200 Bay Street, Suite 2600

Toronto, Ontario M5J 2J1

Canada

Item 2	Date of Material Change

February 17, 2026

Item 3	News Release

A news release disclosing the material change was issued on February 17, 2026 through the facilities of Globe Newswire and filed on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”).

Item 4	Summary of Material Change

On February 17, 2026, in connection with the previous approval by the United States’ Securities and Exchange Commission (the “SEC”) of a Rule 19b-4 application filed by the NYSE Arca to list and trade COP’s trust units (the “Units”) on NYSE Arca, amendments were made to the Trust’s trust agreement (the “Trust Agreement”).

The amendments to the Trust Agreement provide that, following COP unitholder approval at a meeting of unitholders as required under applicable Canadian securities laws, COP’s current semi-annual redemption feature will become a monthly redemption feature and the current cap on the number of Units that can be redeemed each redemption period (currently capped at 1.5% of the outstanding Units at the end of the applicable notice period) will be removed, and make certain consequential changes related to the foregoing and the potential listing of the Units on the NYSE Arca.

Item 5	Full Description of Material Change

On February 17, 2026, in connection with the previous approval by the United States’ Securities and Exchange Commission (the “SEC”) of a Rule 19b-4 application filed by the NYSE Arca to list and trade COP’s trust units (the “Units”) on NYSE Arca, amendments were made to the Trust’s trust agreement (the “Trust Agreement”).

The amendments to the Trust Agreement provide that, following COP unitholder approval at a meeting of unitholders as required under applicable Canadian securities laws, COP’s current semi-annual redemption feature will become a monthly redemption feature and the current cap on the number of Units that can be redeemed each redemption period (currently capped at 1.5% of the outstanding Units at the end of the applicable notice period) will be removed, and make certain consequential changes related to the foregoing and the potential listing of the Units on the NYSE Arca.

The date of the COP unitholder meeting will be announced in due course, but the Trust’s intention is to closely align the date of the unitholder meeting and the effectiveness of a registration statement to be filed under the U.S. Securities Exchange Act of 1934 in respect of the listing of the Units on the NYSE Arca (the “Registration Statement”).

The listing of the Units on the NYSE Arca remains subject to the filing and effectiveness of the Registration Statement. The Trust cannot provide any assurance that it will be successful in achieving a listing of the Units on the NYSE Arca.

Item 6	Reliance on subsection 11.2(2) of National Instrument 81-106

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

For additional information with respect to the material change referred to herein, the following person may be contacted:

John Ciampaglia, Chief Executive Officer of Sprott Asset Management LP, the manager of the Trust

Telephone number: 416-943-8099

Item 9	Date of Report

This material change report is dated February 17, 2026.

Forward-Looking Statements

This material change report contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws (collectively, “forward-looking statements”). Forward-looking statements in this material change report include, without limitation, statements regarding the listing of the Units on NYSE Arca, the filing and effectiveness of the Registration Statement, and amendments to COP’s redemption feature. With respect to the forward-looking statements contained in this press release, the Trust has made numerous assumptions regarding, among other things: subsequent U.S. listing of the Units, ability to obtain unitholder approval for amendments to COP’s redemption feature, as well as dynamics in the copper market. While the Trust considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors and uncertainties that could cause the Trust's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release. A discussion of certain risks and uncertainties facing the Trust appears in the Trust’s Annual Information Form for the year ended December 31, 2024, and its prospectus supplement dated July 8, 2024 and related short-form base shelf prospectus dated July 3, 2024, as updated by the Trust's continuous disclosure filings, which are available at www.sedarplus.ca. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and the Trust disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.